UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment to October 30, 2014 Form 8-K)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

March 16, 2015
(Date of Report)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

000-55206
(COMMISSION FILE NO.)

46-5488722
(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREMENT.

On October 16, 2014, the Board of Directors for AmericaTowne, Inc. (the "Company") authorized its Chairman of the Board and Chief Executive Officer, Alton Perkins, to negotiate and execute the Exporter Services Agreement between the Company and Nadia Emhirech and/or her assigns (the "Nadia Agreement"). The Nadia Agreement was subsequently entered into between the parties, and disclosed on Form 8-K on October 30, 2014 and was attached as Exhibit 10.1 thereto.

The consideration paid to the Company under the Nadia Agreement included a promissory note from the customer in the amount of $36,000 in consideration of the "Service Fee" under Section 6 of the Nadia Agreement. The first payment under this note was made on October 18, 2014 (in advance of execution of the agreement) to be followed by twenty-three additional payments equal to $1,500 with no interest unless there is a default by the borrower (the "Nadia Note").

The Nadia Note was amended by the Company and Nadia Emhirech to include an interest rate of 5% per annum and a 10.5% default interest rate (the "Amended Nadia Note").

Exhibit           Description

(d) Exhibits

Exhibit           Description

10.1               Secured Promissory Note dated March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/Alton Perkins
Alton Perkins
Chairman of the Board, President, Chief Executive
Officer, Chief Financial Officer, Secretary

Dated: March 16, 2015